Ex. 10.6

INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is entered into as of the 16th day of August, 2019, by and between Emergent Capital, Inc., a Florida corporation (the “Indemnitor”), and Wilmington Trust, National Association (together with its successors and assigns “Wilmington Trust”).
WHEREAS, White Eagle Asset Portfolio, LP, a Delaware limited partnership (“White Eagle”), acquired in-force life insurance policies (the “Policies”) from third parties to be maintained in a securities account (the “Securities Account”) held by Wilmington Trust pursuant to that certain Second Amended and Restated Securities Account Control and Custodian Agreement, dated as of January 31, 2017 (as amended, the “Securities Account Control Agreement”), by and among CLMG Corp., as Administrative Agent, White Eagle and Wilmington Trust, in its capacity as Securities Intermediary (the “Securities Intermediary”) and Custodian (the “Custodian” and, collectively with the Securities Intermediary, the “Service Provider”);
WHEREAS, White Eagle is an affiliate of the Indemnitor;
WHEREAS, Wilmington Trust, in its individual capacity and in its capacity as Service Provider, and its directors, officers, employees, shareholders and agents (each of the foregoing, an “Indemnified Person”) are entitled to be indemnified, defended, protected, and held harmless against any and all loss, liability, obligation, damage, cause of action, claim, penalty, tax (excluding any taxes on, or measured by, any compensation received by the Securities Intermediary) or expense (including reasonable attorneys’ fees) of any kind or nature whatsoever arising out of or in connection with the Securities Account Control Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties thereunder, except for the gross negligence, willful misconduct or bad faith on the part of any Indemnified Person (each of the foregoing, a “Claim”);
WHEREAS, White Eagle, among others, intends to terminate, on the date hereof, the Securities Account Control Agreement and other agreements related thereto (the “Termination”);
WHEREAS, Wilmington Trust (whether in its individual capacity and/or in its capacity as Service Provider) might face liability in the future arising out of or in connection with Policies that were at any point held in the Securities Account under the Securities Account Control Agreement, the insured under which deceased prior to the date of this Agreement (the “Matured Policies”); and
WHEREAS, as an inducement for Wilmington Trust and/or the Service Provider to execute and deliver such documents or agreements and to take such other action reasonably requested as may be reasonably necessary or desirable to further effectuate the Termination, which Termination might extinguish Wilmington Trust and/or the Service Provider’s entitlement to certain indemnification rights under the Securities Account Control Agreement, including with respect to the Matured Policies, the Indemnitor has agreed to enter into this Agreement for the benefit of Wilmington Trust, including in its capacity as Service Provider.

Ex. 10.6

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Indemnification by the Indemnitor. Notwithstanding the termination of the Securities Account Control Agreement, the Indemnitor shall indemnify, defend, protect, save and hold each Indemnified Person harmless against any and all Claims arising out of or in connection with the Matured Policies; provided, however, that the Indemnitor shall not be required to indemnify, protect, save and hold an Indemnified Person harmless from any Claim (or portion thereof) arising out of the gross negligence, willful misconduct, bad faith or a material breach of the Securities Account Control Agreement resulting from gross negligence or willful misconduct or a violation of law applicable to the Indemnified Person on the part of such Indemnified Person (in each case, as determined by a final, non-appealable order from a court of competent jurisdiction).
2.    Assumption of Defense. Upon Wilmington Trust’s becoming aware of the occurrence of an event that results in any loss, liability or expense to any Indemnified Person, Wilmington Trust shall send written notice thereof, referencing this Section 2 (the “Claim Notice”) to the Indemnitor within five (5) business days after Wilmington Trust obtains knowledge thereof. The Indemnitor may assume the defense of such proceeding, with a nationally recognized (or regionally recognized, if local counsel is necessary in such jurisdiction) counsel of its choosing, by delivering written notice of the Indemnitor’s election to do so to the Indemnified Person (the “Selection Notice”); provided, that, without limiting the generality of subsections (i)-(iii) of this Section 2, such counsel shall not assume the defense of Wilmington Trust if Wilmington Trust objects to the appointment of such counsel within a commercially reasonable time period after its receipt of the Selection Notice. The parties hereto hereby agree that for purposes of the proviso immediately preceding this sentence, a “commercially reasonable time period” shall include a minimum of fifteen (15) business days after Wilmington Trust’s receipt of the Selection Notice. After delivery of the Selection Notice and the retention of such counsel by the Indemnitor without objection by Wilmington Trust as provided in this Section 2 (the “Retained Counsel”), the Indemnitor shall not be liable to the Indemnified Person under this Agreement for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to the same proceeding, provided that if (i) the employment of counsel other than the Retained Counsel has been previously authorized by the Indemnitor in writing with respect to the loss, liability or expense described in the Claim Notice, (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Indemnitor and the Indemnified Person in the conduct of any such defense after providing prior written notice to the Indemnitor of the Indemnified Person’s reasonable conclusion of a conflict of interest and providing the Indemnitor a reasonable opportunity, and the Indemnified Person’s reasonable cooperation, to cure such conflict, if practicable, or (iii) the Indemnitor shall not, in fact, within a commercially reasonable amount of time after its receipt of the Claim Notice, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of the Indemnified Person’s counsel shall be borne by the Indemnitor in accordance with Section 1. For the avoidance of doubt, the Indemnified Person shall have the right to employ their own counsel in any proceeding for which a Claim Notice has been received by the Indemnitor, at the Indemnified Person’s sole cost and expense, in which event the Indemnitor shall have no further obligation or liability to the Indemnified Person under this Agreement for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to such proceeding. Neither the

Ex. 10.6

Indemnitor nor the Indemnified Person shall unreasonably withhold its or their consent to any proposed settlement of a Claim, provided, however, that any such consent will be without prejudice to the right of the Indemnified Person to receive indemnification hereunder.
3.    Representations and Warranties of the Indemnitor. The Indemnitor hereby represents and warrants to Wilmington Trust that:
(a) It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance by it of this Agreement has been duly authorized by all necessary corporate Indemnitor action. This Agreement constitutes the legal, valid, binding, and enforceable obligation of the Indemnitor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and the availability of equitable remedies.
(b) Neither the execution, delivery, and performance by the Indemnitor of this Agreement nor the consummation by it of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to it, or (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of its constituent documents.
(c) Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required of the Indemnitor in connection with the valid execution, delivery, acceptance, and performance by it under this Agreement or the consummation by it of any transaction contemplated hereby has been completed, made, or obtained.
4.    Single Recovery. No Indemnified Person shall be entitled to receive more than one recovery of the amounts owing to it hereunder or under any other agreement to which indemnification obligations hereunder relate.
5.    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement.
6.    Amendments. No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.
7.    Assignment. The Indemnitor shall not assign or delegate any of its respective duties or responsibilities under this Agreement without the prior written consent of Wilmington Trust, which consent shall not be unreasonably withheld.
8.    Notices. All demands, notices and communications under this Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail,

Ex. 10.6

postage prepaid, return receipt requested, hand delivery, prepaid courier service or telecopier, and addressed in each case as follows:
If to Wilmington Trust:
Wilmington Trust, N.A.
300 Park Street, Suite 390
Birmingham, Michigan 48009
Attention: Capital Markets Insurance Services
Facsimile: (248) 723-5424
Telephone: (248) 723-5422
E-mail: SpecializedInsurance@wilmingtontrust.com

With a copy by e-mail only (which shall not constitute notice to Wilmington Trust) to:
K&L Gates LLP
Attention: Scott E. Waxman, Esq.
Email: scott.waxman@klgates.com
If to the Indemnitor, to:

Emergent Capital, Inc.
5355 Town Center Road,
Suite 701
Boca Raton, FL, 33486

9.    Entirety. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.
10.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereunder and shall supersede all other agreements with respect to the subject matter hereof.
11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.
12.    Consent to Jurisdiction and Service of Process. The parties hereto hereby consent to (i) the non-exclusive jurisdiction of the courts of the State of Delaware or any federal court sitting in Wilmington, Delaware, and (ii) service of process by mail at their respective addresses set forth in Section 8.

[Signatures follow on a separate page]

Ex. 10.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the day first above written.

EMERGENT CAPITAL, INC.

By: /s/ Miriam Martinez
Name: Miriam Martinez
Title: CFO

WILMINGTON TRUST, NATIONAL ASSOCIATION
By: /s/ Robert J. Donaldson
Name: Robert J. Donaldson
Title: Vice President